UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2007



                          Ridgefield Acquisition Corp.
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               (Exact Name of Registrant as Specified in Charter)

    Nevada                       0-16335                      84-0922701
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(State or other            (Commission File No.)           (I.R.S. Employer
Jurisdiction of                                         Identification Number)
Incorporation)



                 100 Mill Plain Road, Danbury, Connecticut 06811
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                    (Address of Principal Executive Offices)



                                 (203) 791-3871
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              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.


On June 1, 2007, the Company purchased 57,500 shares of Argan, Inc. ("Argan") in a negotiated transaction between the Company and Kevin Thomas at a purchase price of $5.40 per share for an aggregate cost of $311,082. Argan is a publicly traded holding company that focuses on companies that provide products and services to growth industries. Argan's primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Ridgefield Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2007



                                           Ridgefield Acquisition Corp.
                                           (Registrant)

                                       By: /s/ STEVEN N. BRONSON
                                           ----------------------------
                                           Steven N. Bronson,
                                           CEO and President